SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                          Date of Report: Dec 23, 2004

                           LIMELIGHT MEDIA GROUP, INC.
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               (Exact Name of Registrant as Specified in Charter)

            NEVADA                  0-09358                 88-0441338
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(State or other jurisdiction      (Commission              (IRS Employer
     of incorporation)            File Number)          Identification No.)


8000 CENTERVIEW PARKWAY, SUITE 115, MEMPHIS, TN                 38018
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   (Address of principal executive offices)                   (Zip code)

Registrant's telephone number, including area code: (901) 757-0195
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ITEM 7.01.  REGULATION FD DISCLOSURE

ITEM 1:

Dec 23,, 2004, Limelight Media Group, Inc issued a press release stating that the Company had entered into an agreement with American Marketing Complex whereby American Marketing Complex agreed to purchase 5 million shares of the Company restricted common stock at $.30 per share and 6,000 media exposures at $2.50 per exposure for a total of $3,000,000 in cash equivalent credits. Below is an expanded version of the press release for further clarification Press
Release:


MEMPHIS, Tenn., Dec 23, 2004 / / Limelight Media Group, Inc. (OTCBB: LMMG ) of Memphis, TN announced today that it has entered into an agreement to sell 5 million common shares at $0.30 per share plus 6000 media advertising exposures to American Marketing Complex (AMC) for a total of $3,000,000 cash equivalent.

According to the agreement, American Marketing Complex will purchase one fourth of the available time on the existing network of 39 stores over the next two years. This buy represents 6000 media exposure spots with a retail value of $250.00 per spot for a total of $1,500,000. AMC is paying for the exposures with cash equivalent credits which may be used by Limelight to offset operational and capitalization costs over the next two years. Additionally, AMC has the right to redeem the cash equivalent credits for cash as it places the exposures with advertisers. Limelight may not use any of the cash equivalent credits until AMC has placed all the exposures with advertisers.

In addition, to the purchase of the media exposure spots, AMC also agreed to purchase five million restricted shares in the company for another $1,500,000 in cash equivalent credits which equates to $0.30 per share. The cash equivalent credits may be used in combination with cash, to obtain, if and when available, on a best efforts basis, certain goods and services used in the daily ongoing business of Limelight Media as well as providing the potential to satisfy certain other obligations of the Company from time and time.

Norman King, Chairman of American Marketing Complex stated, "We are pleased to be working with Limelight and really excited about the future of the company." Norman King, an author of over 20 books, is known as a pioneer of the media placement industry.

"This is a very significant event for Limelight Media. The purchase of the media spots by Norman King, a media industry icon, validates the media service the company provides in the retail and grocery sectors. Mr. King is excited about the potential and we are pleased to have him on board with us," stated David V. Lott, President, Limelight Media Group, Inc.


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About Limelight Media Group, Inc.
Limelight Media Group, Inc., a publicly traded company (OTCBB: LMMG) headquartered in Memphis, TN, creates, manages and supports out-of-home digital advertising and promotional networks. The Company's digital media management system enables simultaneous delivery of video content to a variety of remote audiences in real time, allowing for immediate customization of messages through a centralized network operations center. The company recently began expanding its efforts to include grocery, retail, restaurant, and the hospitality industry.

This release includes projections of future results and "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this release, other than statements of historical fact, are forward-looking statements. Although the management of Limelight believes that the expectations reflected in these forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations are disclosed in this release, including, without limitation, in conjunction with those forward- looking statements contained in this release.

Contact:

David V. Lott, President, Limelight Media Group, Inc.
866-887-LIME (5463)



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                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     LIMELIGHT MEDIA GROUP, INC.
Date: Dec 23, 2004
                                                     By: /s/ David V. Lott
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                                                     Name: David V. Lott
                                                     Its: Director
                                                     By: /s/ Phil Worack
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                                                     Name: Phil Worack
                                                     Its: Director